Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2013 SECOND QUARTER RESULTS

CARMEL, IN, July 25, 2013—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the second quarter of 2013 increased 7.5% to 16,883 compared to 15,698 in the same period in 2012.  Total student enrollment decreased 11.7% to 58,617 as of June 30, 2013 compared to 66,397 as of June 30, 2012.

The company provided the following information for the three and six months ended June 30, 2013 and 2012:

Financial and Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

					Increase/
	2013		2012		(Decrease)

Revenue	$259.9		$329.8		(21.2)%
Operating Income	$35.2		$77.4		(54.5)%
Operating Margin	13.5%		23.5%		(1,000) basis points
Net Income	$20.9		$46.0		(54.7)%
Earnings Per Share (diluted)	$0.89		$1.96		(54.6)%
New Student Enrollment	16,883		15,698		7.5%
Continuing Students	41,734		50,699		(17.7)%
Total Student Enrollment as of June 30th	58,617		66,397		(11.7)%
Persistence Rate as of June 30th (A)	68.4%		71.3%		(290) basis points
Revenue Per Student	$4,259		$4,637		(8.2)%
Cash, Cash Equivalents and Restricted Cash as of June 30th	$186.2		$168.0		10.8%
Bad Debt Expense as a Percentage of Revenue	7.3%		5.8%		150 basis points
Days Sales Outstanding as of June 30th	43.1 days		20.3 days		22.8 days
Deferred Revenue as of June 30th	$113.9		$121.9		(6.5)%
Debt as of June 30th	$120.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	23,550,000		23,529,000
Shares of Common Stock Repurchased	0		928,500	(B)
Number of New Colleges in Operation	0		1
Capital Expenditures, Net	$2.0		$7.1		(72.5)%
Graduate Employment Rate as of April 30th	70	% (C)	70	% (D)
Average Annual Reported Graduate Salary as of April 30th	$32,612	(E)	$31,790	(F)	2.6%

Financial and Operating Data for the Six Months Ended June 30th
(Dollars in millions, except per share and per student data)
	2013	2012		Increase/ (Decrease)

Revenue	$547.6	$671.6		(18.5)%
Operating Income	$87.9	$178.0		(50.6)%
Operating Margin	16.1%	26.5%		(1,040) basis points
Net Income	$52.0	$107.1		(51.4)%
Earnings Per Share (diluted)	$2.21	$4.36		(49.3)%
Bad Debt Expense as a Percentage of Revenue	7.1%	5.2%		190 basis points
Revenue Per Student	$8,971	$9,303		(3.6)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,516,000	24,583,000
Shares of Common Stock Repurchased	0	3,025,700	(G)
Number of New Colleges in Operation	0	5
Capital Expenditures, Net	$3.4	$11.6		(71.0)%
_______________

(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $61.3 million or at an average price of $65.98 per share.
(C)	Represents the percentage of the ITT Technical Institutes’ 2012 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2013.
(D)	Represents the percentage of the ITT Technical Institutes’ 2011 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2012.
(E)	Represents the average annual salary reported by the ITT Technical Institutes’ 2012 employed graduates as of April 30, 2013.
(F)	Represents the average annual salary reported by the ITT Technical Institutes’ 2011 employed graduates as of April 30, 2012.
(G)	For approximately $207.9 million or at an average price of $68.72 per share.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2013 second quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Sarah Wolfgang                                                                                               www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	June 30, 2013	December 31, 2012	June 30, 2012
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$185,408	$246,342	$167,234
Restricted cash	776	601	751
Accounts receivable, net	123,076	77,313	73,675
Deferred income taxes	29,131	44,547	16,859
Prepaid expenses and other current assets	19,788	16,162	14,571
Total current assets	358,179	384,965	273,090

Property and equipment, net	179,095	189,890	198,175
Deferred income taxes	52,759	56,112	36,016
Other assets	39,440	41,263	49,360
Total assets	$629,473	$672,230	$556,641

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$63,719	$63,304	$80,777
Accrued compensation and benefits	26,219	21,023	25,711
Other current liabilities	41,521	86,722	19,454
Deferred revenue	113,891	135,900	121,873
Total current liabilities	245,350	306,949	247,815

Long-term debt	120,000	140,000	150,000
Other liabilities	84,191	98,327	74,615
Total liabilities	449,541	545,276	472,430

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	204,731	206,703	198,812
Retained earnings	1,011,061	959,072	925,781
Accumulated other comprehensive (loss)	(7,787)	(7,930)	(9,147)
Treasury stock, 13,700,051; 13,744,395 and 13,749,764 shares at cost	(1,028,444)	(1,031,262)	(1,031,606)
Total shareholders' equity	179,932	126,954	84,211
Total liabilities and shareholders' equity	$629,473	$672,230	$556,641

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2013	2012	2013	2012

Revenue	$259,936	$329,825	$547,647	$671,619

Costs and expenses:
Cost of educational services	123,828	140,940	249,049	275,881
Student services and administrative expenses	100,903	111,467	207,185	217,733
Loss related to private student loan programs	0	0	3,464	0
Total costs and expenses	224,731	252,407	459,698	493,614

Operating income	35,205	77,418	87,949	178,005
Interest income	172	502	206	1,183
Interest (expense)	(1,113)	(1,254)	(2,265)	(1,801)
Income before provision for income taxes	34,264	76,666	85,890	177,387
Provision for income taxes	13,405	30,664	33,901	70,314

Net income	$20,859	$46,002	$51,989	$107,073

Earnings per share:
Basic	$0.89	$1.97	$2.22	$4.39
Diluted	$0.89	$1.96	$2.21	$4.36

Supplemental Data:
Cost of educational services	47.6%	42.7%	45.5%	41.1%
Student services and administrative expenses	38.8%	33.8%	37.8%	32.4%
Loss related to private student loan programs	0.0%	0.0%	0.6%	0.0%
Operating margin	13.5%	23.5%	16.1%	26.5%
Student enrollment at end of period	58,617	66,397	58,617	66,397
Campuses at end of period	147	146	147	146
Shares for earnings per share calculation:
Basic	23,414,000	23,390,000	23,406,000	24,405,000
Diluted	23,550,000	23,529,000	23,516,000	24,583,000

Effective tax rate	39.1%	40.0%	39.5%	39.6%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$20,859	$46,002	$51,989	$107,073
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,351	7,695	14,643	15,115
Provision for doubtful accounts	19,038	19,006	38,923	34,607
Deferred income taxes	3,123	(6,334)	16,334	(10,076)
Excess tax benefit from stock option exercises	0	(574)	0	(1,379)
Stock-based compensation expense	2,301	4,272	5,394	8,755
Settlement cost	0	0	(46,000)	0
Other	71	96	365	(243)
Changes in operating assets and liabilities:
Restricted cash	(57)	372	(175)	1,377
Accounts receivable	(38,037)	(38,270)	(84,686)	(60,176)
Accounts payable	6	3,113	415	1,901
Other operating assets and liabilities	(311)	(15,400)	(11,004)	6,766
Deferred revenue	(6,737)	(58,274)	(22,009)	(104,670)
Net cash flows from operating activities	7,607	(38,296)	(35,811)	(950)

Cash flows from investing activities:
Facility expenditures and land purchases	(360)	(253)	(460)	(385)
Capital expenditures, net	(1,955)	(7,117)	(3,373)	(11,635)
Proceeds from sales and maturities of investments and repayment of notes	107	117,216	322	216,171
Purchase of investments and note advances	0	0	(1,241)	(63,545)
Net cash flows from investing activities	(2,208)	109,846	(4,752)	140,606

Cash flows from financing activities:
Excess tax benefit from stock option exercises	0	574	0	1,379
Proceeds from exercise of stock options	0	3,423	0	8,091
Debt issue costs	0	0	0	(1,525)
Proceeds from revolving borrowings	0	0	0	175,000
Repayments of revolving borrowings	(30,000)	(25,000)	(20,000)	(175,000)
Repurchase of common stock and shares tendered for taxes	(3)	(61,789)	(371)	(209,360)
Net cash flows from financing activities	(30,003)	(82,792)	(20,371)	(201,415)

Net change in cash and cash equivalents	(24,604)	(11,242)	(60,934)	(61,759)

Cash and cash equivalents at beginning of period	210,012	178,476	246,342	228,993

Cash and cash equivalents at end of period	$185,408	$167,234	$185,408	$167,234